Exhibit 99.1

Constar International Inc. One Crown Way Philadelphia, PA 19154-4599 Main Phone: (215) 552-3700

CONSTAR ANNOUNCES COMPLETION OF THE FDA’S FOOD CONTACT NOTIFICATION

PROCESS FOR MONOXBAR™ MONOLAYER OXYGEN SCAVENGING TECHNOLOGY

Philadelphia, PA- June 14, 2004- Constar International Inc. (NASDAQ: CNST), a leading producer of PET containers in the United States and Europe, announced immediate commercial availability of its MonOxbar technology following today’s completion of the FDA’s Food Contact Notification process. MonOxbar is a monolayer blend of Constar’s patented Oxbar™ oxygen scavenging material with PET for oxygen-sensitive products. Common products that are oxygen sensitive include juices, teas, tomato-based products such as pasta sauces and ketchup, beer, vitamin-enhanced products, and many other popular foods and beverages, especially in single-serve presentations.

In addition to a full range of Monoxbar bottles for custom, hot-fill and wide-mouth applications in the U.S. and Europe, Constar will offer MonOxbar preforms to customers who operate their own blow-molding machines, aseptic fillers running integrated blow-fill lines, and to export markets worldwide. Like Constar’s already established multi-layer OxbarTM technology, MonOxbar’s oxygen barrier is embodied in the preform, which is far less sensitive to freight cost than bottles.

Mike Hoffman, Constar’s President and CEO, commented, “MonOxbar represents a revolutionary development in oxygen barrier technology. We believe that MonOxbar is by far the industry’s most effective oxygen barrier technology, and since it is a PET resin blend, it can be manufactured on practically all of our existing PET bottle-making machinery with only minor investments in specialized equipment. We are very excited to have such an economical and highly-effective oxygen barrier solution available for applications that expand PET’s reach.”

“To bring MonOxbar to market, Constar’s technology group had to simultaneously overcome sensory, aesthetic, performance, economic, and FDA-compliance hurdles. This achievement is a great example of Constar’s commitment to serve its customers with a truly world-class technology organization,” commented Donald Deubel, Constar’s Vice President of Corporate Technologies. “But just as important is our ability to incorporate MonOxbar rapidly into commercial bottle applications. We are proud of our award-winning bottle development, design, and commercialization team, and we are eager to put them to work on new MonOxbar packaging applications for our customers.”

With the completion of the FDA process, MonOxbar now meets regulatory requirements for food contact in the United States and Europe. Commercial trials are already underway with several customers, and products using MonOxbar technology are expected in the market by early next year. Constar will continue to serve customers with PET applications requiring carbon dioxide barrier properties and glass-like clarity in addition to an oxygen barrier with its patented Oxbar multilayer products.

For additional information contact:

Doug Robinson, Vice President- Marketing, Constar International Inc., (215) 552-3722

For investor information contact:

James Cook, Chief Financial Officer, Constar International Inc., (215) 698-5392

Philadelphia based Constar International Inc. is a leading global producer of PET (Polyethylene terephthalate) plastic containers for food, soft drinks and water. The company provides full service packaging solutions, from product design and engineering to ongoing customer support.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all information in this press release consists of forward-looking statements within the meaning of the federal securities laws. These forward-looking statements involve a number of risks, uncertainties and other factors, which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. These risks, uncertainties and other factors include, among other things, continued conversion from metal, glass and other materials for packaging to plastic packaging; increasing demand for packaging requiring the Company’s proprietary technologies and know-how; the Company’s ability to market products incorporating MonOxbar technology and the realization of the expected benefits of the MonOxbar technology; the Company’s ability to protect its existing technologies and to develop new technologies; the Company’s ability to control costs; the Company’s ability to achieve improved utilization on its equipment; the terms upon which the Company acquires resin and its ability to reflect those terms in its sales; the Company’s debt levels and its ability to refinance and service existing debt; the Company’s ability to comply with restrictive covenants contained in the instruments governing its indebtedness or obtain waivers if not in compliance; the Company’s ability to realize the expected benefits of the restructuring and to complete the restructuring at its expected costs; the success of the Company’s customers in selling their products in their markets; the Company’s customers purchasing volumes that do not fall short of projections delivered to the Company; risks associated with the Company’s international operations; legal and regulatory proceedings and developments; general economic and political conditions; seasonal fluctuations in demand and the impact of weather on sales; the Company’s ability to identify trends in the markets and to offer new solutions that address the changing needs of these markets; the Company’s ability to successfully execute its business model and enhance its product mix; the Company’s ability to compete successfully against competitors; and the other risks identified from time to time in the Company’s SEC filings. The Company does not intend to review or revise any particular forward-looking statement in light of future events.

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